UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

Skydance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Paramount Skydance Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	SKYD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 6, 2026 (the “Closing Date”), Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), Skydance Corporation (f/k/a Paramount Skydance Corporation), a Delaware corporation (“SKYD” or the “Company”), and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), completed the transactions contemplated by the previously disclosed Agreement and Plan of Merger, dated as of February 27, 2026, by and among WBD, the Company and Merger Sub (the “Merger Agreement”), pursuant to which, at the effective time of the Merger (as defined below) (the “Effective Time”), Merger Sub merged with and into WBD, with WBD surviving as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the closing of the Merger (the “Closing”), the Company issued shares of its Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), to certain investors who provided equity financing for the Merger (the “PIPE Transaction”). Additionally, in connection with the Closing, on October 6, 2026, the Company transferred the listing of the Class B Common Stock from The Nasdaq Stock Market LLC to the New York Stock Exchange and changed the ticker symbol for the Class B Common Stock from “PSKY” to “SKYD”.

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference herein.

First Lien Senior Secured Notes and Second Lien Senior Secured Notes

On October 5, 2026, the Company issued (a) an aggregate of $41.4 billion in senior secured notes denominated in U.S. dollars, consisting of (1) $30.0 billion of first lien senior secured notes consisting of (i) $3.5 billion aggregate principal amount of 6.300% Senior Secured First Lien Notes due 2028 (the “2028 First Lien Notes”), (ii) $3.5 billion aggregate principal amount of 6.550% Senior Secured First Lien Notes due 2029 (the “2029 First Lien Notes”), (iii) $6.5 billion aggregate principal amount of 7.050% Senior Secured First Lien Notes due 2031 (the “2031 First Lien Notes”), (iv) $5.25 billion aggregate principal amount of 7.550% Senior Secured First Lien Notes due 2033 (the “2033 First Lien Notes”), (v) $5.25 billion aggregate principal amount of 7.900% Senior Secured First Lien Notes due 2036 (the “2036 First Lien Notes”), (vi) $1.25 billion aggregate principal amount of 8.650% Senior Secured First Lien Notes due 2046 (the “2046 First Lien Notes”), (vii) $3.5 billion aggregate principal amount of 8.750% Senior Secured First Lien Notes due 2056 (the “2056 First Lien Notes”), (viii) $1.25 billion aggregate principal amount of 8.900% Senior Secured First Lien Notes due 2066 (the “2066 First Lien Notes” and, together with the 2028 First Lien Notes, the 2029 First Lien Notes, the 2031 First Lien Notes, the 2033 First Lien Notes, the 2036 First Lien Notes, the 2046 First Lien Notes and the 2056 First Lien Notes, the “First Lien Senior Secured Notes”), and (2) $11.4 billion of second lien senior secured notes consisting of (i) $6 billion aggregate principal amount of 8.250% Senior Secured Second Lien Notes due 2031 (the “2031 Second Lien Dollar Notes”), (ii) $4 billion aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2034 (the “2034 Second Lien Notes”), and (iii) $1.4 billion aggregate principal amount of 9.125% Senior Secured Second Lien Notes due 2036 (the “2036 Second Lien Notes” and, together with the 2031 Second Lien Dollar Notes and the 2034 Second Lien Notes, the “Second Lien Dollar Senior Secured Notes”) and (b) €885 million aggregate principal amount of 7.000% Senior Secured Second Lien Notes due 2031 (the “2031 Second Lien Euro Senior Secured Notes” and, together with the Second Lien Dollar Senior Secured Notes, the “Second Lien Senior Secured Notes”; the Second Lien Senior Secured Notes, together with the First Lien Senior Secured Notes, the “Notes”). The First Lien Senior Secured Notes were issued pursuant to a first supplemental indenture (the “First Supplemental Indenture”), dated as of October 5, 2026, by and between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent, to the indenture (the “Base Indenture”) dated October 5, 2026, by and between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee. The Second Lien Dollar Senior Secured Notes were issued pursuant to a second supplemental indenture (the “Second Supplemental Indenture”) dated as of October 5, 2026, by and between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent, to the Base Indenture. The 2031 Second Lien Euro Senior Secured Notes were issued pursuant to a third supplemental indenture (the “Third Supplemental Indenture”) dated as of October 5, 2026, by and among Paramount Skydance Corporation, Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent, and Deutsche Bank AG, London Branch, as Euro Notes Authentication Agent, Euro Notes Transfer Agent and Euro Notes Paying Agent, to the Base Indenture. On October 6, 2026, Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent, and the guarantors party thereto, including certain subsidiaries of the Company, entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”, and together with each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, each a “Supplemental Indenture”), by and among Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent, and the guarantors party thereto, to the Base Indenture pursuant to which a number of subsidiaries of the Company (the “Initial Guarantors”) became guarantors under each series of Notes.

The Notes pay interest semi-annually in arrears. The Notes were offered in private placements exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Company used the net proceeds from the offering of the Notes and borrowings under the Credit Facilities (as defined below), together with cash on hand and the net proceeds of the PIPE Transaction, to finance the Merger, to repay certain existing debt and to pay fees, costs and expenses related thereto.

Optional Redemption Provisions and Change of Control Repurchase Right

First Lien Senior Secured Notes

Prior to the applicable Par Call Date set forth below, upon not less than 10 nor more than 60 days’ notice to each holder of the applicable series of First Lien Senior Secured Notes to be redeemed, each series of First Lien Senior Secured Notes will be redeemable at the Company’s option, in whole or in part, at any time or from time to time, at a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The applicable Par Call Date is September 5, 2028 for the 2028 First Lien Notes, September 5, 2029 for the 2029 First Lien Notes, September 15, 2031 for the 2031 First Lien Notes, August 15, 2033 for the 2033 First Lien Notes, July 15, 2036 for the 2036 First Lien Notes, April 15, 2046 for the 2046 First Lien Notes, April 15, 2056 for the 2056 First Lien Notes, and April 15, 2066 for the 2066 First Lien Notes. On or after the applicable Par Call Date, the Company may redeem the First Lien Senior Secured Notes of the applicable series, at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the First Lien Senior Secured Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Second Lien Senior Secured Notes

Prior to (i) October 15, 2028, in the case of the 2031 Second Lien Dollar Notes and the 2031 Second Lien Euro Senior Secured Notes, (ii) October 15, 2029, in the case of the 2034 Second Lien Notes, and (iii) October 15, 2031, in the case of the 2036 Second Lien Notes, upon not less than 10 nor more than 60 days’ notice, the Second Lien Senior Secured Notes of the applicable series will be redeemable at the Company’s option, in whole at any time or in part from time to time at a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Beginning October 15, 2028, in the case of the 2031 Second Lien Dollar Notes and the 2031 Second Lien Euro Senior Secured Notes, October 15, 2029, in the case of the 2034 Second Lien Notes, and October 15, 2031, in the case of the 2036 Second Lien Notes, the Company may redeem the Second Lien Senior Secured Notes of the applicable series, at its option, in whole at any time or in part from time to time. The redemption price will include a call premium that varies depending on the year of redemption, together with accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The call premium ranges from 4.125% to 0% for the 2031 Second Lien Dollar Notes, from 3.500% to 0% for the 2031 Second Lien Euro Senior Secured Notes, from 4.438% to 0% for the 2034 Second Lien Notes, and from 4.563% to 0% for the 2036 Second Lien Notes.

In addition, at any time prior to (i) October 15, 2028, in the case of the 2031 Second Lien Dollar Notes and the 2031 Second Lien Euro Senior Secured Notes, and (ii) October 15, 2029, in the case of the 2034 Second Lien Notes and the 2036 Second Lien Notes, the Company may redeem up to 40% of the aggregate principal amount of the applicable series of Second Lien Senior Secured Notes. Any such redemption will be made with an aggregate amount not exceeding the net cash proceeds of one or more equity offerings, in accordance with the applicable indenture. The redemption price will be equal to 108.250% of the principal amount of the 2031 Second Lien Dollar Notes, 107.000% of the principal amount of the 2031 Second Lien Euro Senior Secured Notes, 108.875% of the principal amount of the 2034 Second Lien Notes and 109.125% of the principal amount of the 2036 Second Lien Notes, in each case together with accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Also, prior to the applicable date specified in the foregoing paragraph, the Company may redeem during each calendar year, beginning with the calendar year in which the applicable issue date occurs, up to 10% of the aggregate principal amount of each series of Second Lien Senior Secured Notes initially issued on such issue date, plus the aggregate principal amount of any additional notes of that series. Unused amounts in any calendar year may be carried over to later calendar years. The redemption price will be equal to 103% of the aggregate principal amount of the Second Lien Senior Secured Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Change of Control Offer and Payoff Transactions

Subject to certain exceptions, the holders of the Notes of a series will have the right to require the Company to repurchase their Notes upon the occurrence of a Change of Control Triggering Event, as defined in the relevant Supplemental Indenture, at an offer price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

If at any time holders of not less than 90.0% of the principal amount of the outstanding Notes of a series accept a tender offer, exchange offer or other offer to repurchase such Notes, the Company or a third party will have the right to redeem all of the Notes of such series then outstanding at (i) in the case of a tender offer or other offer to repurchase, a purchase price equal to the price offered to each other holder in such offer, and (ii) in the case of an exchange offer, the same consideration provided in such exchange offer, plus, in each case, to the extent not included in the offer price, accrued and unpaid interest, if any, to, but not including, the date of redemption.

Ranking

First Lien Senior Secured Notes

The First Lien Senior Secured Notes are the Company’s senior secured obligations and are secured by first-priority liens on substantially all personal property of the Company and the Guarantors (as defined below) (the “Collateral”), subject to permitted liens and certain exceptions. The First Lien Senior Secured Notes will be guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned domestic subsidiaries that is a borrower under or guarantees obligations under the Credit Facilities, including the Initial Guarantors (collectively, the “Guarantors”), subject to certain exceptions.

Second Lien Senior Secured Notes

The Second Lien Senior Secured Notes are the Company’s senior secured obligations and are secured by second-priority liens on the Collateral, subject to permitted liens and certain exceptions. The Second Lien Senior Secured Notes will be guaranteed on a senior secured basis by the Guarantors.

Restrictive Covenants

The First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture contain covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) create liens on assets, (ii) sell assets and (iii) engage in mergers or consolidations or sales of all or substantially all of its assets.

Investment Grade Event

Upon the occurrence of an Investment Grade Event (as defined in the applicable Supplemental Indenture) with respect to a series of Notes, subject to certain conditions (including the concurrent release of liens and guarantees securing other secured debt and the Company having no greater than $250,000,000 of term B loans outstanding at such time), the liens on the Collateral securing such series of Notes will be released and the note guarantees with respect to such series will be released. In addition, certain covenants set forth in the applicable Supplemental Indenture relating to asset sales and future subsidiary guarantors will cease to apply to such series of Notes. These releases and covenant suspensions are permanent and will not be reinstated upon any subsequent downgrade or withdrawal of the applicable investment grade ratings.

First Lien Senior Secured Notes Registration Rights Agreement

In connection with the issuance of the First Lien Senior Secured Notes, the Company entered into a Registration Rights Agreement (the “First Lien Senior Secured Notes Registration Rights Agreement”), dated October 5, 2026, by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., and Apollo Global Securities, LLC, as representatives of the initial purchasers, with respect to the First Lien Senior Secured Notes. On October 6, 2026, the Initial Guarantors joined the First Lien Senior Secured Notes Registration Rights Agreement by executing a joinder agreement.

Pursuant to the First Lien Senior Secured Notes Registration Rights Agreement, the Company and the Initial Guarantors have agreed to use commercially reasonable efforts to (i) file a registration statement on an appropriate form with respect to a registered offer to exchange each series of the First Lien Senior Secured Notes for new notes with terms substantially identical in all material respects to such series of the First Lien Senior Secured Notes (such new notes, the “Exchange Notes”) (except that the Exchange Notes will not contain terms with respect to transfer restrictions or additional interest) and cause the registration statement to be declared effective under the Securities Act within 730 days of October 5, 2026, or (ii) in certain circumstances, file a shelf registration statement with respect to resales of the First Lien Senior Secured Notes. The Second Lien Senior Secured Notes do not have any registration rights.

Amendment to Pro Rata Credit Agreement and New Term B-1 Loan Facility

On October 6, 2026, the Company entered into an amendment (“Credit Agreement Amendment No. 1”) to the Credit Agreement, dated as of April 7, 2026 (the “Existing Credit Agreement” and, as amended by Credit Agreement Amendment No. 1, the “Credit Agreement”), among the Company, the lenders party thereto, and Citibank, N.A., as administrative agent and collateral agent, which was previously described in the Company’s Current Report on Form 8-K filed April 9, 2026. The various facilities provided under the Credit Agreement, including the Term B-1 Loan Facility (as defined below), as well as the term A loan facilities (the “Term A Loan Facilities” and the loans funded thereunder, the “Term A Loans”) and the revolving credit facility (the “Revolving Credit Facility”), each of which was previously described in the Company’s Current Report on Form 8-K filed April 9, 2026, are collectively referred to herein as the “Credit Facilities.”

Credit Agreement Amendment No. 1 amended the Existing Credit Agreement to, among other things, (a) provide for a senior secured incremental tranche of term “B” loans consisting of: (i) $8.5 billion of seven-year U.S. dollar-denominated term B loans (the “Dollar Term B-1 Loans”) and (ii) €850 million of seven-year Euro term B loans (the “Euro Term B-1 Loans” and, together with the Dollar Term B-1 Loans, collectively, the “Term B-1 Loans”; the facility under which the Term B-1 Loans are made, the “Term B-1 Loan Facility”) and (b) make certain other changes to the Existing Credit Agreement. The Term B-1 Loans will mature and be payable in full on the seventh anniversary of the Closing Date.

On the Closing Date, the Company borrowed the full amount of the Term B-1 Loans and the Term A Loans, and the proceeds thereof were used to finance the Merger, repay certain existing debt and pay fees, costs and expenses related thereto. In addition, the commitments under the Revolving Credit Facility became available for borrowing on the Closing Date. No amounts were drawn under the Revolving Credit Facility on the Closing Date.

In connection with the execution of Credit Agreement Amendment No. 1 and funding of the Term B-1 Loans, as well as the receipt of net cash proceeds from the offering of the Notes, the amount of the $49.00 billion bridge commitments (the “Bridge Commitments”) obtained by the Company pursuant to a Commitment Letter, dated as of December 8, 2025 by and among the Company, BofA Securities, Inc., Bank of America, N.A., Citigroup Global Markets Inc., Apollo Global Funding, LLC and Apollo Capital Management, L.P., as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date (the “Bridge Commitment Letter”), for financing of the Merger has been reduced to $0.00 and the Bridge Commitment Letter has been fully terminated as of the Closing Date.

The Term B-1 Loans are guaranteed by the Guarantors (which are the same guarantors as under the Company’s other Credit Facilities) and secured by a senior lien on the Collateral on a pari passu basis with the other Credit Facilities and the First Lien Senior Secured Notes.

The Dollar Term B-1 Loans bear interest, at the Company’s option, at a rate per annum equal to either the Alternate Base Rate (as defined in the Credit Agreement) or Term SOFR Rate (as defined in the Credit Agreement) plus a margin based on the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) that ranges between 2.75% and 2.50% for Term SOFR Rate loans and 1.75% and 1.50% for Alternate Base Rate loans. The Euro Term B-1 Loans bear interest at a rate per annum equal to the EURIBOR Rate (as defined in the Credit Agreement) plus a margin based on the Company’s Consolidated Total Net Leverage Ratio that ranges between 2.75% and 2.50%. The Term SOFR Rate and the EURIBOR Rate are each subject to a floor of 0.00%.

The Dollar Term B-1 Loans amortize at 1.00% of the initial principal amount per annum in quarterly installments (commencing with the thirteenth fiscal quarter ending after the Closing Date), with the remaining balance payable at maturity. No regular amortization is required with respect to the Euro Term B-1 Loans. The Term B-1 Loans may be voluntarily prepaid at any time without premium or penalty, other than customary breakage costs and, in certain circumstances, a repricing premium.

Except as amended by Credit Agreement Amendment No. 1, all other material provisions of the Existing Credit Agreement remain materially unchanged, including customary representations and warranties, events of default and affirmative and negative covenants, as well as financial covenants based on consolidated total net leverage ratio and first lien net leverage ratio of the Company that are only applicable to the Term A Loan Facilities and the Revolving Credit Facility, as previously described in the Company’s Current Report on Form 8-K filed April 9, 2026.

Amended and Restated Registration Rights Agreement

In connection with the Closing, on October 6, 2026, the Company, Harbor Lights Entertainment, Inc., certain entities affiliated with The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended (the “Trust”), RedBird Capital Partners Fund IV (Master), L.P. (“RedBird”) and other investors to the PIPE Transaction (the “PIPE Investors”) entered into the amended and restated registration rights agreement, dated October 6, 2026 (the “A&R Registration Rights Agreement”), which amends and restates in its entirety that certain registration rights agreement, dated August 7, 2025 (the “Initial Registration Rights Agreement”), by and among the Company and the parties thereto. The A&R Registration Rights Agreement provides for certain demand and piggyback registration rights that were previously set forth in the Initial Registration Rights Agreement and also provides additional demand, piggyback and resale shelf registration rights to the PIPE Investors with respect to any shares of Class B Common Stock purchased by such PIPE Investors in the PIPE Transaction. Any such securities will cease to be registrable securities pursuant to the A&R Registration Rights Agreement with respect to any holder when such holder (i) is able to dispose of all of its registrable securities pursuant to Rule 144 under the Securities Act, without volume limitation or other restrictions on transfer thereunder and without the requirement for the Company to be in compliance with Rule 144(c)(1) under the Securities Act and (ii) solely for the parties that hold demand and piggyback registration rights, such party holds, together with its affiliates, less than 1% of the common stock of the Company then outstanding.

Pursuant to the A&R Registration Rights Agreement, certain parties to the A&R Registration Rights Agreement have customary demand rights that, pursuant to a demand by such party after the date that is 180 days following the Closing, would require the Company to file registration statements registering their respective registrable securities, including in connection with underwritten offerings, subject to certain limitations described in the A&R Registration Rights Agreement. The Company agreed to bear all registration expenses, other than customary underwriting commissions or fees, regardless of whether a registration statement is filed or becomes effective.

The A&R Registration Rights Agreement requires that the Company use reasonable best efforts to file a registration statement or prospectus supplement registering for resale any registrable securities beneficially owned by the parties to the A&R Registration Rights Agreement by the 71st calendar day following the date which is four business days after the date of the Closing, and thereafter to use reasonable best efforts to keep such registration statement effective. The A&R Registration Rights Agreement also includes customary piggyback rights, subject to certain priority provisions, and customary indemnity, exculpation and contribution obligations by the Company and the other parties to the A&R Registration Rights Agreement.

Lock-Up Agreement

In connection with the Closing and the entry into the A&R Registration Rights Agreement, PIPE Investors delivered a lock-up agreement (the “Lock-Up Agreement”) agreeing not to engage in certain transfers of the shares of Class B Common Stock that were purchased in the PIPE Transaction for a period of 180 days following the Closing, subject to certain exemptions therein (including for certain transfers to affiliates or dispositions to equityholders, as well as pledging transactions), unless the Company, in its sole discretion, otherwise waives the terms of such Lock-Up Agreement with respect to a party thereto.

General

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the First Lien Senior Secured Notes Registration Rights Agreement, Credit Agreement Amendment No. 1, the Existing Credit Agreement, the A&R Registration Rights Agreement and the Form of Lock-Up Agreement, as applicable, each filed with or incorporated by reference into this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference herein.

On the Closing Date, in connection with the consummation of the Merger, the Company repaid all loans and terminated all credit commitments outstanding under that certain Amended and Restated Credit Agreement, dated as of January 23, 2020, by and among the Company, Paramount Global, a Delaware corporation, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date.

The information provided in Item 1.01 with respect to the Bridge Commitment Letter and the Bridge Commitments is incorporated into this Item 1.02 by reference insofar as it relates to the termination of a material definitive agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference herein.

Effect on Capital Stock of the Merger

At the Effective Time, each share of Series A common stock, par value $0.01 per share of WBD (the “WBD Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock canceled for no consideration in accordance with the Merger Agreement or as to which appraisal rights were properly exercised in accordance with the Merger Agreement) was automatically cancelled and converted into the right to receive an amount in cash equal to $31.00 plus the Ticking Consideration, without interest (the “Merger Consideration”). The “Ticking Consideration” is an amount in cash equal to $0.00277778 multiplied by the number of calendar days elapsed after September 30, 2026 to and including the Closing Date. The aggregate Ticking Consideration payable with respect to shares of WBD Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock canceled for no consideration in accordance with the Merger Agreement or as to which appraisal rights were properly exercised in accordance with the Merger Agreement) was an amount in cash equal to $41,886,975.78.

Treatment of Equity Awards in the Merger

At the Effective Time, each option to purchase shares of WBD Common Stock granted under any WBD stock plan (a “WBD Option”) outstanding immediately prior to the Effective Time that (x) by its terms vested as of the Effective Time or (y) was held by a former employee or service provider of WBD ( a “Vested WBD Option”) was canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per-share exercise price for such Vested WBD Option by (ii) the total number of shares of WBD Common Stock subject to such Vested WBD Option immediately prior to the Effective Time.

At the Effective Time, each WBD Option outstanding and unexercised immediately prior to the Effective Time and that was not a Vested WBD Option (an “Unvested WBD Option”) with an exercise price per share of WBD Common Stock less than the Merger Consideration was assumed by the Company and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per-share exercise price for such Unvested WBD Option, by (ii) the total number of shares of WBD Common Stock subject to such Unvested WBD Option immediately prior to the Effective Time (the “Unvested WBD Option Consideration”), with such Unvested WBD Option Consideration remaining subject to the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding Unvested WBD Option immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for other administrative or ministerial changes as in the reasonable and good faith determination of the Company were appropriate to conform the administration of the Unvested WBD Option Consideration amounts and were not adverse to the holders of such Unvested WBD Options) with respect to receipt of the Unvested WBD Option Consideration.

At the Effective Time, each WBD Option with an exercise price per share of WBD Common Stock that was equal to or greater than the Merger Consideration was canceled without any cash payment or other consideration being made in respect thereof.

At the Effective Time, each award of restricted stock units corresponding to shares of WBD Common Stock granted pursuant to any WBD stock plan, including performance restricted stock units (a “WBD RSU”), outstanding immediately prior to the Effective Time that vested in accordance with its terms as of the Effective Time or that was held by a non-employee member of the board of directors of WBD ( a “Vested WBD RSU”), was canceled and converted into the right to receive the Merger Consideration with respect to each share of WBD Common Stock underlying such Vested WBD RSU, with the number of shares of WBD Common Stock subject to such Vested WBD RSU granted with performance-based vesting conditions determined based on the attainment of the applicable performance measures at the actual level of performance by the board of directors of WBD or a committee thereof in the ordinary course of business and consistent with past practice.

At the Effective Time, each WBD RSU outstanding immediately prior to the Effective Time and that was not a Vested WBD RSU (an “Unvested WBD RSU”) was assumed by the Company and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of WBD Common Stock subject to such Unvested WBD RSU immediately prior to the Effective Time (the “Unvested WBD RSU Consideration”), with such Unvested WBD RSU Consideration remaining subject to the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding Unvested WBD RSU immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for other administrative or ministerial changes as in the reasonable and good faith determination of the Company were appropriate to conform the administration of the Unvested WBD RSU Consideration amounts and were not adverse to the holders of such Unvested WBD RSUs) with respect to receipt of the Unvested WBD RSU Consideration.

At the Effective Time, the total number of shares of WBD Common Stock subject to each Unvested WBD RSU with performance-based vesting conditions was determined by assuming (i) in respect of such Unvested WBD RSUs for which the applicable performance period completed prior to the Effective Time, actual performance, and (ii) in respect of such Unvested WBD RSUs for which the applicable performance period was not completed prior to the Effective Time, achievement at the greater of (x) target performance and (y) actual performance extrapolated through the end of the applicable performance period based on actual performance through the Closing Date, determined by the board of directors of WBD or a committee thereof in good faith and consistent with past practice.

At the Effective Time, each deferred stock unit of WBD (a “WBD DSU”) outstanding immediately prior to the Effective Time was assumed by the Company and automatically converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of WBD Common Stock subject to such WBD DSU immediately prior to the Effective Time (the “WBD DSU Consideration”), with such WBD DSU Consideration remaining subject to the same terms and conditions that applied to the corresponding WBD DSU immediately prior to the Effective Time (including with respect to timing and form of payment).

At the Effective Time, each notional investment unit with respect to shares of WBD Common Stock (a “WBD Notional Unit”) subject to WBD’s Non-Employee Directors Deferral Plan or WBD’s Supplemental Retirement Plan (a “WBD DC Plan”) that was outstanding immediately prior to the Effective Time was assumed by the Company and automatically converted into a notional unit with respect to a number of shares of Class B Common Stock (a “SKYD Notional Unit”) equal to the product obtained by multiplying (i) the Equity Award Exchange Ratio (as defined below) by (ii) the number of shares of WBD Common Stock subject to such WBD Notional Unit immediately prior to the Effective Time, with each such SKYD Notional Unit remaining subject to the same terms and conditions that applied to the corresponding WBD Notional Unit immediately prior to the Effective Time (including with respect to timing and form of payment), as set forth in the applicable WBD DC Plan. The “Equity Award Exchange Ratio” was determined by dividing (i) the Merger Consideration by (ii) the per share volume-weighted average trading price of the Class B Common Stock for the fifteen consecutive trading days ending on (and including) the trading day that was three trading days prior to the Closing Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to the Notes, the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Credit Facilities is incorporated into this Item 2.03 by reference insofar as it relates to the creation of a direct financial obligation.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference herein.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 7, 2026, the rights to subscribe for shares of Class B Common Stock under the subscription agreements entered into on February 27, 2026, between the Company and each of the Trust and RedBird, respectively, were assigned to a syndicate of investors that included certain entities affiliated with the Trust and RedBird as well as certain PIPE Investors. Pursuant to the terms of such assignments, the PIPE Investors subscribed on October 6, 2026, substantially concurrently with the Closing, for 3,917,657,246 shares of Class B Common Stock at a purchase price of $12.00 per share. The shares of Class B Common Stock were not required to be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

President Appointment

On October 5, 2026, the board of directors of the Company (the “Board”) appointed Andrew Brandon-Gordon as the Company’s President, effective as of the Closing. Mr. Brandon-Gordon will continue to serve as a member of the Board. Prior to the Closing, Mr. Brandon-Gordon served as the Company’s Chief Strategy Officer and Chief Operating Officer. Mr. Brandon-Gordon, age 62, also currently serves on the board of directors of Harbor Lights Entertainment, Inc. From 2020 until joining the Company, Mr. Brandon-Gordon served as a Partner of RedBird Capital Partners Management LLC, where he led the firm’s Technology, Media & Telecom investment vertical and its capital markets activities.  Mr. Brandon-Gordon previously served as the Global Chairman of Investment Banking Services, Head of the West Region, Global Head of Media and Telecommunications for the Technology, Media and Telecom Group and Co-Head of the One Goldman Sachs Family Office of Goldman Sachs where he was employed from 1986 to 2020, and as a Partner of Goldman Sachs from 1998 until his retirement in 2020.

Assumption of WBD Stock Plans

Pursuant to the Merger Agreement, at the Effective Time, the Company assumed the following equity incentive plans (collectively, the “WBD Stock Plans”): (i) the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan, (ii) the Warner Bros. Discovery, Inc. 2013 Incentive Plan (as amended) and (iii) the Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (as amended). As of the Effective Time, all references to WBD or its predecessors or to WBD Common Stock in the WBD Stock Plans were deemed to be automatically amended to be references to the Company and the Class B Common Stock, respectively, except where the context clearly dictates otherwise. The WBD Stock Plans were terminated as of the Closing, except with respect to terms remaining applicable to the Unvested WBD Option Consideration, Unvested WBD RSU Consideration and WBD DSU Consideration.

Amendment to the 2025 Plan

Effective as of the Closing, the Board adopted the First Amendment (the “Plan Amendment”) to the Paramount Skydance Corporation 2025 Incentive Award Plan (the “2025 Plan”). The Plan Amendment changes the name of the 2025 Plan to the Skydance Corporation 2025 Incentive Award Plan and provides that shares which remained available for issuance under the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan immediately prior to the Closing (as adjusted by the Equity Award Exchange Ratio) may be used for awards under the 2025 Plan and will not reduce the shares authorized for grant under the 2025 Plan, to the extent that awards using such shares (i) are permitted without stockholder approval under applicable stock exchange rules, (ii) are made only to legacy WBD service providers or individuals who become service providers to the Company following the Closing Date, and (iii) are only granted under the 2025 Plan during the period commencing on the Closing Date and ending on June 3, 2034.

The foregoing description of the Plan Amendment is qualified in its entirety by the full text of the Plan Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Employment Letter Amendments

On the Closing Date, the Company entered into amendments (each, an “Amendment”) to the employment letter agreements (each, an “Employment Agreement”) with each of David Ellison, its Chief Executive Officer, Ynon Kreiz, its Co-Chief Executive Officer, Mr. Brandon-Gordon, its President (formerly its Chief Strategy Officer and Chief Operating Officer), Dennis Cinelli, its Chief Financial Officer, and Makan Delrahim, its Chief Legal Officer (each, an “Executive”).

The Amendments extended the employment terms for Messrs. Ellison, Brandon-Gordon, Cinelli and Delrahim under their respective Employment Agreements through August 7, 2031, August 7, 2031, January 15, 2032, and October 6, 2031, respectively. Pursuant to the Amendments, (i) the annual base salaries for Messrs. Ellison, Brandon-Gordon, Cinelli and Delrahim increased to $5,000,000, $4,000,000, $3,400,000 and $4,000,000, respectively, on the Closing Date; (ii) target annual bonuses increased to $5,000,000 (for Mr. Ellison) and $2,600,000 (for Messrs. Brandon-Gordon, Cinelli and Delrahim), effective as of the Closing Date; and (iii) commencing with calendar year 2027, Messrs. Ellison, Brandon-Gordon, Cinelli and Delrahim will be eligible to receive annual equity award(s) (“Annual Awards”) with an aggregate grant date value of $5,000,000, $1,400,000, $1,250,000 and $4,400,000, respectively (increasing for Annual Awards made in calendar year 2031 to $20,000,000, $13,400,000, $12,500,000 and $13,400,000, respectively). In connection with the entrance into the Amendments, Messrs. Ellison, Brandon-Gordon, Cinelli and Delrahim were granted awards of restricted stock units covering 104,167, 29,167, 26,042 and 91,667 shares of Class B Common Stock, respectively, under the 2025 Plan.

The Amendments also provide that if the applicable Executive’s employment is terminated by the Company without “cause” or by the applicable Executive for “good reason” (each as defined in the respective Employment Agreement), he will be entitled to accelerated vesting of a number of shares of Class B Common Stock subject to his then-outstanding Company equity awards that would have otherwise vested through the 24 month anniversary of the date of termination (had his employment not terminated), subject to his execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants. In addition, if the applicable Executive’s employment is terminated due to the Executive’s death or “disability” (as defined in the respective Employment Agreement), the Executive will be entitled to receive any earned, unpaid annual bonus for the fiscal year ending immediately prior to the fiscal year in which the termination occurs. Mr. Brandon-Gordon’s Amendment also provides that in the event of his “qualifying retirement” (as defined in the Amendment), he will be entitled to full accelerated vesting of his then-outstanding Company equity awards, subject to his execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants and the conditions of a qualifying retirement under the Amendment.

The foregoing description of the Amendments is qualified in its entirety by the full text of the Amendments, which are filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2026, and effective as of October 6, 2026, following the Closing, the Company filed an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which reflects the Company’s change in name from “Paramount Skydance Corporation” to “Skydance Corporation”, removes certain consent and designation rights and makes certain other administrative changes (the “Charter Amendments”). The Charter Amendments contained in the Amended and Restated Certificate of Incorporation were approved by the Board and holders of 100% of the shares of the Company’s Class A Common Stock, representing 100.0% of the voting power of the Company’s outstanding capital stock, acting by written consent. The Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

On October 5, 2026, and effective as of October 6, 2026, following the Closing, the Board adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which reflect the Charter Amendments. The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 7.01	Regulation FD Disclosure

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference herein.

On October 6, 2026, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement, including the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

The information provided in the Explanatory Note and Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

(a)	Financial statements of businesses or funds acquired.

The audited consolidated financial statements and notes thereto contained in WBD’s Annual Report on Form 10-K for the year ended December 31, 2025 were previously incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 31, 2026, pursuant to Item 9.01(a) of Form 8-K.

The interim unaudited condensed consolidated financial statements of WBD as of June 30, 2026 and for the three and six months ended June 30, 2026 and June 30, 2025, and the notes related thereto were filed by WBD with the U.S. Securities and Exchange Commission on August 6, 2026, and are incorporated by reference herein as Exhibit 99.3 hereto.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information for the Company, after giving effect to the Merger, certain other transactions and the adjustments described therein, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

(c)	Shell company transactions.

None.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 27, 2026, by and among Warner Bros. Discovery, Inc., Paramount Skydance Corporation and Prince Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Paramount Skydance Corporation filed March 2, 2026) (File No. 001-42791).
3.1	Amended and Restated Certificate of Incorporation of Skydance Corporation, effective as of October 6, 2026.
3.2	Amended and Restated Bylaws of Skydance Corporation, effective as of October 6, 2026.
4.1	Indenture dated as of October 5, 2026, by and between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas.
4.2	Supplemental Indenture dated as of October 5, 2026, by and between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas relating to the First Lien Senior Secured Notes.
4.3	Forms of First Lien Senior Secured Notes (each included in Exhibit A to Exhibit 4.2).
4.4	Supplemental Indenture dated as of October 5, 2026, by and between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas relating to the Second Lien Dollar Senior Secured Notes.
4.5	Forms of Second Lien Dollar Senior Secured Notes (each included in Exhibit A to Exhibit 4.4).
4.6	Supplemental Indenture dated as of October 5, 2026, by and among Paramount Skydance Corporation, Deutsche Bank Trust Company Americas and Deutsche Bank AG, London Branch relating to the 2031 Second Lien Euro Senior Secured Notes.
4.7	Form of 2031 Second Lien Euro Senior Secured Note (included as Exhibit A to Exhibit 4.6).
4.8	Supplemental Indenture dated as of October 6, 2026, by and among Deutsche Bank Trust Company Americas and the guarantors party thereto relating to the guarantees of the First Lien Senior Secured Notes and the Second Lien Senior Secured Notes.
10.1#	First Amendment to the Paramount Skydance Corporation 2025 Incentive Award Plan.
10.2#	Amendment, dated as of October 6, 2026, to Employment Agreement, effective as of August 7, 2025, by and among Paramount Skydance Corporation, Skydance Productions, LLC and David Ellison.
10.3#	Amendment, dated as of October 6, 2026, to Employment Agreement, effective as of October 5, 2026, by and among Paramount Skydance Corporation, Paramount Global and Ynon Kreiz.
10.4#	Amendment, dated as of October 6, 2026, to Employment Agreement, effective as of August 7, 2025, by and among Paramount Skydance Corporation, Paramount Global and Andrew Brandon-Gordon.
10.5#	Amendment, dated as of October 6, 2026, to Employment Agreement, effective as of January 15, 2026, by and among Paramount Skydance Corporation, Paramount Global and Dennis Cinelli.
10.6#	Amendment, dated as of October 6, 2026, to Employment Agreement, dated as of October 6, 2025, by and among Paramount Skydance Corporation, Paramount Global and Makan Delrahim.
10.7	Registration Rights Agreement, dated October 5, 2026, by and among Paramount Skydance Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., and Apollo Global Securities, LLC, as representatives of the initial purchasers, relating to the First Lien Senior Secured Notes.
10.8+	Amendment No. 1 to the Credit Agreement, dated October 6, 2026, by and among Paramount Skydance Corporation, the lenders party thereto and Citibank, N.A., as Administrative Agent.
10.9+	Credit Agreement, dated as of April 7, 2026, by and among Paramount Skydance Corporation, the lenders from time to time party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Paramount Skydance Corporation filed April 9, 2026).
10.10+	Amended and Restated Registration Rights Agreement, dated as of October 6, 2026, by and among the Company, the investors party to the Initial Registration Rights Agreement, the Trust, certain affiliates of RedBird and the other parties thereto.
10.11	Form of Lock-Up Agreement.
99.1	Press Release, dated October 6, 2026.

99.2	Unaudited pro forma condensed combined financial statements of Skydance Corporation (f/k/a Paramount Skydance Corporation) as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025.
99.3	Interim unaudited condensed consolidated financial statements of Warner Bros. Discovery, Inc. as of June 30, 2026 and for the three and six months ended June 30, 2026 and June 30, 2025, and the notes related thereto (incorporated by reference to Part I, Item 1 of the Warner Bros. Discovery, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (SEC File No. 001-34177)).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+               Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

#               Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

Date: October 6, 2026